As filed with the Securities and Exchange Commission on October 27, 1995 File No. 811-8842



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                Amendment No. 1




                          U.S. MONEY MARKET PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)



           Butterfield House, Fort Street, P.O. Box 705, George Town,
                       Grand Cayman, Cayman Islands, BWI

                    (Address of Principal Executive Offices)



       Registrant's Telephone Number, Including Area Code: (809) 949-4719



      Philip W. Coolidge, 6 St. James Avenue, Boston, Massachusetts 02116

                    (Name and Address of Agent for Service)

                       Copy to: John E. Baumgardner, Esq.
                              Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004


WS5270B

WS5270B



                                EXPLANATORY NOTE



         This Amendment to the Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

WS5270B



                                     PART A


         Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

         U.S. Money Market Portfolio (the "Portfolio") is a diversified open-end investment company which was organized as a trust under the laws of the State of New York on June 15, 1993. Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         The Portfolio is advised by Brown Brothers Harriman & Co. (the "Investment Adviser"). The Portfolio is designed to be a cost effective and convenient means of making substantial investments in money market instruments.

         Investments in the Portfolio are neither insured nor guaranteed by the U.S. Government. Interests in the Portfolio are not deposits or obligations of, or guaranteed by, Brown Brothers Harriman & Co., and the interests are not insured by the Federal Deposit Insurance Corporation or any other federal, state or other governmental agency.


         Part B contains more detailed information about the Portfolio, including information related to (i) the investment policies and restrictions of the Portfolio, (ii) the Trustees, officers, Investment Adviser and administrator of the Portfolio, (iii) portfolio transactions, (iv) rights and liabilities of investors, and (v) the audited financial statement of the Portfolio at June 30, 1995.


         The investment objective of the Portfolio is described below, together with the policies employed to attempt to achieve this objective. Additional information about the investment policies of the Portfolio appears in Part B under Item 13.

         The investment objective of the Portfolio is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. There can be no assurance that the investment objective of the Portfolio will be achieved.

         The investment objective of the Portfolio is a fundamental policy and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Registration Statement, the term "majority of the outstanding voting securities as defined in the 1940 Act" currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less. However, the investment policies as described below are not fundamental and may be changed without such approval.

         Investments for the Portfolio mature or are deemed to mature within 397 days from the date of purchase and the average maturity of the investments held by the Portfolio (on a dollar-weighted basis) is 90 days or less. Currently, the Portfolio's investment policy is to invest only in money market instruments, including U.S. Government securities and bank obligations (such as certificates of deposit, fixed time deposits and bankers' acceptances), commercial paper, repurchase agreements, reverse repurchase agreements, when-issued and delayed delivery securities, bonds issued by U.S. corporations and obligations of certain supranational organizations. The Portfolio does not invest more than 5% of its total assets in securities of a single issuer other than U.S. Government securities. All of the assets of the Portfolio are invested in securities which are rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P")) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

         The short-term securities the Portfolio may purchase are described below. However, other such securities not mentioned below may be purchased for the Portfolio if they meet the quality and maturity guidelines set forth in the Portfolio's investment policies.

                           U.S. GOVERNMENT SECURITIES

         Assets of the Portfolio may be invested in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities which are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the U.S. Postal Service and the Resolution Funding Corporation (REFCORP), each of which has a limited right to borrow from the U.S. Treasury to meet its obligations, and securities of the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (FHLMC) and the Student Loan Marketing Association, the obligations of each of which may be satisfied only by the individual credit of the issuing agency. Securities which are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass through obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. Government securities.

                                BANK OBLIGATIONS

         Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit, fixed time deposits and bankers' acceptances of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. See "Bond, Note and Commercial Paper Ratings" in Part B. There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits and bankers' acceptances that are issued by
non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to its investors; however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or Signature Financial Group, Inc., or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

                                COMMERCIAL PAPER

         Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S.
issuers.

                             REPURCHASE AGREEMENTS

         Repurchase agreements may be entered into for the Portfolio only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week, and at no time are assets of the Portfolio invested in a repurchase agreement with a maturity of more than one year. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one year from the effective date of the repurchase agreement. The Portfolio always receives as collateral, securities which are issued or guaranteed by the U.S. Government, its agencies or instrumentalities. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of State Street Bank and Trust Company, the Portfolio's Custodian. If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances. A repurchase agreement with more than seven days to maturity may not be entered into for the Portfolio if, as a result, more than 10% of the Portfolio's net assets would be invested in such repurchase agreement together with any other investment for which market quotations are not readily available.


                         REVERSE REPURCHASE AGREEMENTS

         Reverse repurchase agreements may be entered into only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the Portfolio agrees to repurchase securities sold by it at a mutually agreed upon time and price. As such, it is viewed as the borrowing of money for the Portfolio. Proceeds of borrowings under reverse repurchase agreements are invested for the Portfolio. This is the speculative factor known as "leverage". If interest rates rise during the term of a reverse repurchase agreement utilized for leverage, the value of the securities to be repurchased for the Portfolio as well as the value of securities purchased with the proceeds will decline. In these circumstances, the Portfolio's entering into reverse repurchase agreements may have a negative impact on the ability to maintain an investor's stable net asset value per share. Proceeds of a reverse repurchase transaction are not invested for a period which exceeds the duration of the reverse repurchase agreement. A reverse repurchase agreement is not entered into for the Portfolio if, as a result, more than one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements, is engaged in reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, the amount of the Portfolio's obligations created by reverse repurchase agreements is reduced within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission may prescribe, to an extent that such obligations do not exceed, in the aggregate, one-third of the market value of the Portfolio's assets, as defined above. A segregated account with the Custodian is established and maintained for the Portfolio with liquid assets in an amount at least equal to the Portfolio's purchase obligations under its reverse repurchase agreements. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the purchase obligations.

                  WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

         Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's net asset value. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments for such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

                               OTHER OBLIGATIONS

         Assets of the Portfolio may be invested in bonds, with maturities not exceeding one year, issued by U.S. corporations which at the date of investment are rated within the highest rating category for such obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

         Assets of the Portfolio may also be invested in obligations of the International Bank for Reconstruction and Development which may be supported by appropriated but unpaid commitments of its member countries, although there is no assurance that these commitments will be undertaken in the future. However, assets of the Portfolio may not be invested in obligations of the Inter-American Development Bank or the Asian Development Bank.

                                  RISK FACTORS

         Although the assets of the Portfolio are invested in high quality short-term securities, the Portfolio is subject to interest rate risk and credit risk which cause fluctuations in the amount of income accrued on the Portfolio's investments. Interest rate risk refers to the price fluctuation of a debt security in response to changes in interest rates. In general, short-term securities have relatively small fluctuations in price in response to general changes in interest rates. Credit risk refers to the likelihood that an issuer will default on interest and principal payments. High quality securities of short maturities generally have relatively minimal credit risk.

                              PORTFOLIO BROKERAGE

         Although the Portfolio generally holds investments until maturity and does not seek profits through short-term trading, it may dispose of any portfolio security prior to its maturity if it believes such disposition advisable.

         Money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. Where possible transactions on behalf of the Portfolio are entered directly with the issuer or from an underwriter or market maker for the securities involved. Purchases from underwriters of securities may include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include a spread between the bid and asked price. The policy of the Portfolio regarding purchases and sales of securities is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. In seeking to implement the Portfolio's policies, the Investment Adviser effects transactions with those brokers and dealers who the Investment Adviser believes provide the most favorable prices and are capable of providing efficient executions. If the Investment Adviser believes such prices and executions are obtainable from more than one broker or dealer, it may give consideration to placing portfolio transactions with those brokers and dealers who also furnish research and other services to the Portfolio and or the Investment Adviser. Such services may include, but are not limited to, any one or more of the following: information as to the availability of securities for purchase or sale; statistical or factual information or opinions pertaining to investment; and appraisals or evaluations of portfolio securities. (See Item 17 in Part B.)

         On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

                          OTHER INVESTMENT TECHNIQUES

         LOANS OF PORTFOLIO SECURITIES. Loans of portfolio securities up to 30% of the total value of the Portfolio are permitted and may be entered into for not more than one year. These loans must be secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. By lending securities, the Portfolio's income can be increased by its continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors.

                            INVESTMENT RESTRICTIONS

         Part B of this Registration Statement includes a listing of the specific investment restrictions which govern the investment policies of the Portfolio. Certain of these investment restrictions are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio.

         As a fundamental policy, money is not borrowed by the Portfolio in an amount in excess of 10% of its assets. It is intended that money will be borrowed only from banks and only either to accommodate requests for the withdrawal of part or all of an interest while effecting an orderly liquidation of portfolio securities or to maintain liquidity in the event of an unanticipated failure to complete a portfolio security transaction or other similar situations. Securities are not purchased for the Portfolio at any time at which the amount of its borrowings exceed 5% of its assets.

         As a non-fundamental policy, the Portfolio does not purchase more than 10% of all outstanding debt obligations of any one issuer (other than securities issued by the U.S. Government, its agencies or instrumentalities). In addition, not more than 10% of the net assets of the Portfolio may be invested in securities that are subject to legal or contractual restrictions on resale.

ITEM 5.  MANAGEMENT OF THE FUND.


         The Portfolio's Trustees, in addition to supervising the actions of the Investment Adviser and the Portfolio's administrator, Brown Brothers Harriman Trust Company (Cayman) Limited, (the "Administrator"), as set forth below, decide upon matters of general policy with respect to the Portfolio.


                                    TRUSTEES

         The Trustees of the Portfolio are:

         H.B. Alvord
           Retired, Former Treasurer and Tax Collector of Los Angeles County

         Richard L. Carpenter
           Director of Internal Investments of the Public School Employees' Retirement System

         Clifford A. Clark
           Retired, Former Senior Manager of Brown Brothers Harriman & Co.

         Edward H. Northrop
           Chairman of Xicom Inc.

         David M. Seitzman
           Practicing Physician with Seitzman, Shuman, Kwart and Phillips

                                    OFFICERS

         Because of the services rendered to the Portfolio by the Investment Adviser and the Administrator, the Portfolio requires no employees, and its officers, other than the Chairman, receive no compensation from the Portfolio. (See "Management of the Fund" in Part B.)

                               INVESTMENT ADVISER

         The Investment Adviser is Brown Brothers Harriman & Co., Private Bankers, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts.


         Brown Brothers Harriman & Co. provides investment advice and portfolio management services to the Portfolio. Subject to the general supervision of the Portfolio's Trustees, Brown Brothers Harriman & Co. makes the day-to-day investment decisions for the Portfolio, places the purchase and sale orders for the portfolio transactions, and generally manages the Portfolio's investments. Brown Brothers Harriman & Co. provides a broad range of investment management services for customers in the United States and abroad. At June 30, 1995, it managed total assets of approximately $20 billion.


         As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by Brown Brothers Harriman & Co. under the Investment Advisory Agreement, Brown Brothers Harriman & Co. receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.15% of the average daily net assets of the Portfolio. An affiliate of Brown Brothers Harriman & Co. receives annual administration fees from the Portfolio equal to 0.035% of the average daily net assets of the Portfolio. (See "Administrator" below.)

         The investment advisory services of Brown Brothers Harriman & Co. to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman & Co. is free to and does render investment advisory services to others, including other registered investment companies.

                                 ADMINISTRATOR

         Brown Brothers Harriman Trust Company (Cayman) Limited is a wholly-owned subsidiary of Brown Brothers Harriman Trust Company of New York, which is a wholly-owned subsidiary of Brown Brothers Harriman & Co. (See "Administrator" in Part B.)

         Brown Brothers Harriman Trust Company (Cayman) Limited, in its capacity as Administrator, administers all aspects of the Portfolio's operations subject to the supervision of the Trustees except as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company (Cayman) Limited (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's Registration Statement for filing with the Securities and Exchange Commission and the preparation of tax returns for the Portfolio and reports to investors and the Securities and Exchange Commission.

         For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company (Cayman) Limited as Administrator of the Portfolio, Brown Brothers Harriman Trust Company (Cayman) Limited receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.035% of the Portfolio's average daily net assets.

         Pursuant to a Subadministrative Services Agreement with Brown Brothers Harriman Trust Company (Cayman) Limited, Signature Financial Group (Cayman) Limited performs such subadministrative duties for the Portfolio as are from time to time agreed upon by the parties. The offices of Signature Financial Group (Cayman) Limited are located at Elizabethan Square, George Town, Grand Cayman, Cayman Islands, BWI. Signature Financial Group (Cayman) Limited is a wholly-owned subsidiary of Signature Financial Group, Inc. Signature Financial Group (Cayman) Limited's subadministrative duties may include providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participation in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparation of certain documents in connection with meetings of Trustees of and investors in the Portfolio, and other functions that would otherwise be performed by the Administrator as set forth above. For performing such subadministrative services, Signature Financial Group (Cayman) Limited receives such compensation as is from time to time agreed upon, but not in excess of the amount paid to the Administrator from the Portfolio.

                                PLACEMENT AGENT

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. Signature Financial Group (Cayman) Limited, acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. Signature Financial Group (Cayman) Limited receives no compensation for serving as placement agent.

                                   CUSTODIAN

         State Street Bank and Trust Company, 225 Franklin Street, P.O. Box 351, Boston, Massachusetts 02101, is the Custodian for the Portfolio.

         As Custodian, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the net asset value and net income of the Portfolio.

                              INDEPENDENT AUDITORS

         Deloitte & Touche, Grand Cayman are the independent auditors of the Portfolio.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the law of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (e.g., other investment companies, insurance company separate accounts and common and commingled trust funds) are each liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention of holding annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

         The net asset value of the Portfolio is determined each day the New York Stock Exchange is open for regular trading and New York banks are open for business. This determination is made once each business day as of 4:00 p.m. New York time.

         The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

         The net income and capital gains and losses, if any, of the Portfolio are determined at 4:00 P.M., New York time on each business day. Net income for days other than business days is determined as of 4:00 P.M., New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination.

         For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

         The end of the Portfolio's fiscal year is June 30.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

         Investor inquiries may be directed to Signature Financial Group (Grand Cayman) Limited, P.O. Box 2494, Elizabethan Square, 2nd Floor, George Town, Grand Cayman, Cayman Islands, BWI ([809] 945-1824).

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading and New York banks are open for business. At 4:00 P.M., New York time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 P.M., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., New York time on the following business day of the Portfolio.

ITEM 8.  REDEMPTION OR REPURCHASE.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days.
Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

         Not applicable.

^WS5270B



                                     PART B


ITEM 10.  COVER PAGE.

         Not applicable.

ITEM 11.  TABLE OF CONTENTS.                                   PAGE

         General Information and History . . . . . . . . . . .  B-1
         Investment Objective and Policies . . . . . . . . . .  B-1
         Management of the Fund  . . . . . . . . . . . . . . .  B-6
         Control Persons and Principal Holders
         of Securities . . . . . . . . . . . . . . . . . . . .  B-8
         Investment Advisory and Other Services  . . . . . . .  B-8
         Brokerage Allocation and Other Practices  . . . . . .  B-9
         Capital Stock and Other Securities  . . . . . . . . .  B-10
         Purchase, Redemption and Pricing of
         Securities Being Offered. . . . . . . . . . . . . . .  B-11
         Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-12
         Underwriters  . . . . . . . . . . . . . . . . . . . .  B-12
         Calculations of Performance Data  . . . . . . . . . .  B-13
         Financial Statements  . . . . . . . . . . . . . . . .  B-13

ITEM 12.  GENERAL INFORMATION AND HISTORY.

         Not applicable.

ITEM 13.  INVESTMENT OBJECTIVE AND POLICIES.

         The  investment   objective  of  U.S.   Money  Market   Portfolio  (the
"Portfolio") is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity. The Portfolio pursues its investment objective by investing in high quality, short-term money market instruments. There can be no assurance that the Portfolio's investment objective will be achieved.

         Brown Brothers Harriman & Co. is the Portfolio's investment adviser (the "Investment Adviser").

         The  following   supplements  the  information   contained  in  Part  A
concerning the investment objective, policies and techniques of the Portfolio.

         LOANS OF PORTFOLIO SECURITIES. Securities of the Portfolio may be loaned if such loans are secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. While such securities are on loan, the borrower pays the Portfolio any income accruing thereon, and cash collateral may be invested for the Portfolio, thereby earning additional income. All or any portion of interest earned on invested collateral may be paid to the borrower. Loans are subject to termination by the Portfolio in the normal settlement time, currently three business days after notice, or by the borrower on one day's notice. Borrowed securities are returned when the loan is terminated. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors. Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities of the Portfolio are not loaned to Brown Brothers Harriman & Co. or to any affiliate of the Portfolio, its investors or Brown Brothers Harriman & Co.


                            INVESTMENT RESTRICTIONS

         The Portfolio is operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Registration Statement, the term "majority of the outstanding voting securities as defined in the 1940 Act" currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of the outstanding voting securities, whichever is less.

         The Portfolio may not:

         (1) purchase securities which may not be resold to the public without registration under the Securities Act of 1933, as amended (the "1933 Act");

         (2) enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value of its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

         (3) enter into reverse repurchase agreements which, including any borrowings under Investment Restriction No. 4, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;

         (4) borrow money, except from banks for extraordinary or emergency purposes and then only in amounts not to exceed 10% of the value of its total assets, taken at cost, at the time of such borrowing; mortgage, pledge or hypothecate any assets except in connection with any such borrowing and in amounts not to exceed 10% of the value of its net assets at the time of such borrowing. The Portfolio will not purchase securities while borrowings exceed 5% of its total assets. This borrowing provision is included to facilitate the orderly sale of portfolio securities, for example, in the event of abnormally heavy redemption requests, and is not for investment purposes and does not apply to reverse repurchase agreements (see "Other Investments - Reverse Repurchase Agreements");

         (5) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

         (6) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of such investments in such industry would exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

         (7) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. Government, its agencies or instrumentalities;

         (8) make  loans,  except  through  the  purchase  or  holding  of debt
obligations,   repurchase   agreements  or  loans  of  portfolio  securities  in
accordance with its investment objective and policies (see "Investment Objective and Policies");

         (9) purchase or sell puts, calls, straddles, spreads, or any combinations thereof; real estate; commodities; commodity contracts or interests in oil, gas or mineral exploration or development programs. However, bonds or commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

         (10) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

         (11) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;

         (12) acquire securities of other investment companies;

         (13) act as an underwriter of securities; or

         (14) issue any  senior  security  (as that term is defined in the 1940
Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

         Except with respect to Investment Restriction No. 3, there will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

         STATE AND FEDERAL RESTRICTIONS. In order to comply with certain state and federal statutes and policies the Portfolio may not as a matter of operating policy: (i) borrow money for any purpose in excess of 10% of its total assets (taken at cost) (moreover, securities are not purchased at any time at which the amount of its borrowings exceed 5% of its total assets (taken at market value)),
(ii) pledge, mortgage or hypothecate for any purpose in excess of 10% of its net assets (taken at market value), (iii) sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities, without payment of further consideration, equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale would be made upon the same conditions, (iv) invest for the purpose of exercising control or management, (v) purchase securities issued by any investment company except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation; provided, however, that securities of any investment company are not purchased if such purchase at the time thereof would cause more than 10% of its total assets (taken at the greater of cost or market value) to be invested in the securities of such issuers or would cause more than 3% of the outstanding voting securities of any such issuer to be held for it, (vi) invest more than 10% of its net assets (taken at the greater of cost or market value) in securities that are not readily marketable, (vii) purchase securities of any issuer if such purchase at the time thereof would cause it to hold more than 10% of any class of securities of such issuer, for which purposes all indebtedness of an issuer is deemed a single class, (viii) invest more than 5% of its assets in companies which, including predecessors, have a record of less than three years of continuous operation, or (ix) purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Trustee of the Portfolio, or is an officer or partner of the Investment Adviser, if after the purchase of the securities of such issuer, one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities, or both, all taken at market value, of such issuer, and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities, or both, all taken at market value. These policies are not fundamental and may be changed without investor approval in response to changes in the various state and federal requirements.

         PERCENTAGE AND RATING RESTRICTIONS. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy. If respective investment restrictions relating to any particular investment practice or policy are inconsistent between the Portfolio and an investor, the Portfolio will adhere to the more restrictive limitation.

                    BOND, NOTE AND COMMERCIAL PAPER RATINGS

                                  BOND RATINGS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")

         Aaa - Bonds rated Aaa are judged to be of the "best quality". Issues rated Aaa may be further modified by the numbers 1, 2 or 3 (3 being the highest) to show relative strength within the rating category.

STANDARD & POOR'S CORPORATION ("S&P")

         AAA - The AAA rating is the highest rating assigned to debt obligations and indicates an extremely strong capacity to pay principal and interest.

                   NOTE AND VARIABLE RATE INVESTMENT RATINGS

         Moody's - MIG-1. Notes rated MIG-1 are judged to be of the best quality, enjoying strong protection from established cash flow of funds for their services or from established and broad-based access to the market for refinancing or both.

         S&P - SP-1. SP-1 denotes a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics are given a plus (+) designation (SP-1+).

                       CORPORATE COMMERCIAL PAPER RATINGS

         Moody's - Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Prime-1 indicates highest quality repayment capacity of rated issue.

         S&P - Commercial Paper ratings are a current assessment of the likelihood of timely payment of debts having an original maturity of no more than 365 days. Issues rated A-1 have the greatest capacity for timely payment. Issues rated "A-1+" are those with an "overwhelming degree of credit protection."

                              OTHER CONSIDERATIONS

         Among the factors considered by Moody's in assigning bond, note and commercial paper ratings are the following: (i) evaluation of the management of the issuer; (ii) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas;
(iii)  evaluation  of the  issuer's  products  in relation  to  competition  and customer
acceptance; (iv) liquidity; (v) amount and quality of long-term debt; (vi) trend of earnings over a period of 10 years; (vii) financial strength of a parent company and the relationships which exist with the issuer; and (viii) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

         Among the factors considered by S&P in assigning bond, note and commercial paper ratings are the following: (i) trend of earnings and cash flow with allowances made for unusual circumstances, (ii) stability of the issuer's industry, (iii) the issuer's relative strength and position within the industry and (iv) the reliability and quality of management.

ITEM 14.  MANAGEMENT OF THE FUND.

         The Trustees and executive officers of the Portfolio, their business addresses, and principal occupation during the past five years (although their titles may have varied during the period) are:

                           TRUSTEES OF THE PORTFOLIO


         H.B. ALVORD* -- Chairman of the Board and Trustee; Retired; Trustee of the Trust (from September 1990 to October 1994); Director of The 59 Wall Street Fund, Inc. (from September 1990 to October 1994); and Trustee of Landmark Funds III, Landmark Tax Free Reserves, Landmark Multi-State Tax Free Funds, Landmark Tax Free Income Funds, Landmark Fixed Income Funds, Landmark Funds I, Landmark Funds II, and Landmark International Equity Fund (since August 1990). His business address is P.O. Box 1812, Pebble Beach, CA 93953.

         RICHARD L. CARPENTER* -- Trustee; Director of Internal Investments, Public School Employees' Retirement System (since June 1991); and Managing Director of Chase Investors Management Corp. (prior to March 1990). His business address is 208 N. President Avenue, Lancaster, PA 17603.

         CLIFFORD A. CLARK* -- Trustee; Retired; Director of Schmid, Inc. (prior to July 1993); and Managing Director of the Smith-Denison Foundation. His business address is 42 Clowes Drive, Falmouth, MA 02540.

         EDWARD H. NORTHROP* -- Trustee; Chairman of Xicom, Inc.. His business address is P.O. Box 7, Innistree, Arden, NY 10910.

         DAVID M. SEITZMAN* -- Trustee; Practicing Physician with Seitzman, Shuman, Kwart and Phillips; and Director of the National Capital Underwriting Company, Commonwealth Medical Liability Insurance Co. and National Capital Insurance Brokerage, Limited (since 1991). His business address is 2021 K. Street, N.W., Suite 408, Washington, DC 20006.


                           OFFICERS OF THE PORTFOLIO



         PHILIP W. COOLIDGE -- President; Chief Executive Officer and President of Signature Financial Group, Inc., 59 Wall Street Distributors, Inc. ("59 Wall Street Distributors") (since June 1990) and 59 Wall Street Administrators, Inc. ("59 Wall Street Administrators") (since June 1993).

         JAMES E. HOOLAHAN -- Vice President; Senior Vice President of Signature Financial Group, Inc. (since prior to December 1990).

         THOMAS M. LENZ -- Secretary; Vice President and Associate General Counsel of Signature Financial Group, Inc. (since prior to November 1990); and Assistant Secretary of 59 Wall Street Distributors (since May 1991) and 59 Wall Street Administrators (since June 1993).

          SUSAN JAKUBOSKI -- Assistant Treasurer and Assistant Secretary of the Portfolio; Assistant Secretary, Assistant Treasurer and Vice President of Signature Financial Group (Cayman) Limited (since August 1994); Fund Compliance Administrator of Concord Financial Group, Inc. (from November 1990 to August
1994); and Senior Fund Accountant^of Neuberger & Berman Management Incorporated (prior to November 1990). Her business address is Elizabethan Square, Shedden Road, George Town, Grand Cayman, Cayman Islands, BWI.

         MOLLY S. MUGLER -- Assistant Secretary; Legal Counsel and Assistant Secretary of Signature Financial Group, Inc.; and Assistant Secretary of 59 Wall Street Distributors (since June 1990) and 59 Wall Street Administrators (since June 1993).

         BARBARA M. O'DETTE -- Assistant Treasurer; Assistant Treasurer of Signature Financial Group, Inc., 59 Wall Street Distributors (since June 1990) and 59 Wall Street Administrators (since June 1993).

         DAVID G. DANIELSON -- Assistant Treasurer; Assistant Manager of Signature Financial Group, Inc. (since May 1991); and Graduate Student, Northeastern University (prior to March 1991).

         BRIAN J. HALL -- Assistant Treasurer; Fund Administrator of Signature Financial Group, Inc. (since November 1991); and Senior State Regulation Administrator of The Boston Company (prior to November 1991).
-------------------------


         *These Trustees are members of the Audit Committee of the Portfolio.



         The address of each officer of the Portfolio, unless otherwise noted, is 6 St. James Avenue, Boston, Massachusetts 02116. Messrs. Coolidge, Hoolahan, Lenz, Danielson and Hall and Mss. Jakuboski, Mugler and O'Dette also hold similar positions with other investment companies for which affiliates of Signature Financial Group, Inc. serve as the principal underwriter.


         No Trustee of the Portfolio is an "interested person" of the Portfolio as that term is defined in the 1940 Act.

         By virtue of the responsibilities assumed by Brown Brothers Harriman & Co. under the Investment Advisory Agreement with the Portfolio and by Brown Brothers Harriman Trust Company (Cayman) Limited under the Administration Agreement with the Portfolio (see "Investment Adviser" and "Administrator"), the Portfolio requires no employees other than its officers, and none of its officers devote full time to the affairs of the Portfolio or, other than the Chairman, receive any compensation from the Portfolio.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


         As of September 30, 1995, The 59 Wall Street Money Market Fund (the "Fund"), a series of The 59 Wall Street Trust owned approximately 100% of the outstanding beneficial interests in the Portfolio. So long as the Fund controls the Portfolio, it may take actions without the approval of any other holders of beneficial interest in the Portfolio.


         The Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio (other than a vote by the Portfolio to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), it will hold a meeting of its shareholders and will cast its vote as instructed by those shareholders.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

         INVESTMENT ADVISER. Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman & Co. provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

         The Investment Advisory Agreement between Brown Brothers Harriman & Co. and the Portfolio is dated December 15, 1993 and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940 Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was approved by the Independent Trustees on December 15, 1993. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio on 60 days' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days' written notice to the Portfolio.


         With respect to the Portfolio, the investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.15% of the Portfolio's average daily net assets. For the period October 31, 1994 (commencement of operations) through June 30, 1995, the Portfolio incurred $614,606 for advisory services.


         The Glass-Steagall Act prohibits certain financial institutions from engaging in the business of underwriting, selling or distributing securities and from sponsoring, organizing or controlling a registered open-end investment company continuously engaged in the issuance of its shares. There is presently no controlling precedent prohibiting financial institutions such as Brown

Brothers Harriman & Co. from performing investment advisory or administrative functions. If Brown Brothers Harriman & Co. were to terminate its Investment Advisory Agreement with the Portfolio, or were prohibited from acting in such capacity, it is expected that the Trustees of the Portfolio would recommend to the investors that they approve a new investment advisory agreement for the Portfolio with another qualified adviser.


         ADMINISTRATOR. The Administration Agreement between the Portfolio and Brown Brothers Harriman Trust Company (Cayman) Limited (dated December 15, 1993) will remain in effect for two years from the date thereof and thereafter, but only so long the agreement is specifically approved at least annually in the same manner as the Investment Advisory Agreement (see "Investment Adviser"). The Independent Trustees approved the Portfolio's Administration Agreement on December 15, 1993. The agreement will terminate automatically if assigned by either party thereto and is terminable with respect to the Portfolio at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities as defined in the 1940 Act" of the Portfolio. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company (Cayman) Limited. The agreement is terminable by the Administrator on 90 days' written notice to the Portfolio.

         The administrative fee paid to Brown Brothers Harriman Trust Company (Cayman) Limited by the Portfolio is calculated and paid monthly at an annual rate equal to 0.035% of the Portfolio's average daily net assets. Brown Brothers Harriman Trust Company (Cayman) Limited is a wholly-owned subsidiary of Brown Brothers Harriman Trust Company of New York, which is a wholly-owned subsidiary of Brown Brothers Harriman & Co. For the period October 31, 1994 (commencement of operations) through June 30, 1995, the Portfolio incurred $143,408 for administrative services.


ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

         Brown Brothers Harriman & Co., as Investment Adviser for the Portfolio, places orders for all purchases and sales of portfolio securities, enters into repurchase and reverse repurchase agreements and executes loans of portfolio securities. Fixed-income securities are generally traded at a net price with dealers acting as principal for their own account without a stated commission. The price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. From time to time certificates of deposit may be purchased through intermediaries who may charge a commission for their services.

         Brown Brothers Harriman & Co. does not seek profits through short-term trading. However, Brown Brothers Harriman & Co. may on behalf of the Portfolio dispose of any portfolio security prior to its maturity if it believes such disposition is advisable even if this action realizes profits.

         Since brokerage commissions are not normally paid on investments which are made for the Portfolio, turnover resulting from such investments should not adversely affect the net asset value of the Portfolio. In connection with portfolio transactions for the Portfolio, Brown Brothers Harriman & Co. intends to seek best price and execution on a competitive basis for both purchases and sales of securities.

         On those occasions when Brown Brothers Harriman & Co. deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman & Co., to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman & Co. in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

         Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         The securities held by the Portfolio are valued at their amortized cost. Pursuant to a rule of the Securities and Exchange Commission, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interests of the Portfolio's investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Portfolio have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the net asset value as computed; (ii) the procedures include periodic review by the Trustees of the Portfolio, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Portfolio will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Portfolio will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses as a result of investment in the Portfolio, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the number of interests in the

Portfolio, to minimize any material dilution or other unfair results which might arise from differences between the two methods of valuation.

         Any reduction of outstanding interests will be effected by having each investor contribute to the Portfolio's capital the necessary interests on a pro rata basis. Each investor will be deemed to have agreed to such contribution in these circumstances by that investor's investment in the Portfolio.

         Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Portfolio determine present minimal credit risks and which are of high quality as determined by any nationally recognized statistical rating organization that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or, in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Adviser under the general supervision of the Trustees of the Portfolio; (ii) a dollar-weighted average portfolio maturity of not more than 90 days be maintained and no instrument is purchased with a remaining maturity of more than 397 days; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities).

ITEM 20.  TAX STATUS.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.



ITEM 21.  UNDERWRITERS.

         The placement agent for the Portfolio is Signature Financial Group (Cayman) Limited, which receives no compensation for serving in this capacity. Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.


         The Portfolio's June 30, 1995 annual report filed with the Securities and Exchange Commission pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference.

WS5270B



                                     PART C


ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS.

         (A) FINANCIAL STATEMENTS

                  The financial statements included in Part B, Item 23 of this Registration Statement are as follows:



                  Portfolio of  Investments at June 30, 1995
                  Statement of  Assets  and   Liabilities  at  June  30,  1995
                  Statement  of  Operations  for the  period  October  31,  1994
                    (commencement of operations) to June 30, 1995
                  Statement of Changes in Net Assets for the period  October 31,
                    1994 (commencement of operations) to June 30, 1995
                  Financial   Highlights   for  the  period   October  31,  1994
                    (commencement of operations) to June 30, 1995
                  Notes to Financial Statements
                  Independent Auditors' Report


         (B)       EXHIBITS


                  1        Declaration of Trust of the Registrant as amended.(2)

                  2        By-Laws of the Registrant. (2)

                  5 Investment Advisory Agreement between the Registrant and Brown Brothers Harriman & Co. (2)

                  8 Custodian Contract between the Registrant and State Street Bank and Trust Company. (1)

                  9 Administration Agreement between the Registrant and Brown Brother Harriman Trust Company (Cayman) Limited. (1)

                  13 Investment representation letters of initial investors. (1)

                  27       Financial Data Schedule. (2)
---------------------

(1)      Filed with the initial Registration Statement on October 28, 1994.
(2)      Filed herewith.


ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  Not applicable.

ITEM 26.  NUMBER OF HOLDERS OF SECURITIES.


                  TITLE OF CLASS          NUMBER OF RECORD HOLDERS
                  Beneficial Interests    2 (as of September 30, 1995)


ITEM 27.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed in the initial Registration Statement as an Exhibit.


         The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The Registrant's investment adviser, Brown Brothers Harriman & Co., is a New York limited partnership. Brown Brothers Harriman & Co. conducts a general banking business and is a member of the New York Stock Exchange.

         To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman & Co. is engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 29.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS.

         All accounts,  books and other  documents  required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of:

         U.S. Money Market Portfolio
         Butterfield House
         Fort Street, P.O. Box 705
         George Town, Grand Cayman
         Cayman Islands, BWI

         Brown Brothers Harriman & Co.
         59 Wall Street
         New York, NY  10005
         (investment adviser)

         Brown Brothers Harriman Trust Company (Cayman) Limited
         Butterfield House
         Fort Street, P.O. Box 705
         George Town, Grand Cayman,
         Cayman Islands, BWI
         (administrator)

         Signature Financial Group (Cayman) Limited
         P.O. Box 2494
         Elizabethan Square, 2nd Floor
         George Town, Grand Cayman
         Cayman Islands, BWI
         (placement agent and subadministrator)

         State Street Bank and Trust Company

         1776 Heritage Drive
         North Quincy, MA 02171
         (custodian)

ITEM 31.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 32.  UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of George Town, Grand Cayman, Cayman Islands, B.W.I., on the 26th day of October, 1995.


                                                 U.S. Money Market Portfolio



                                                  By  /s/SUSAN JAKUBOSKI
                                                      Susan Jakuboski
                                                      Vice President

                               INDEX TO EXHIBITS

EXHIBIT NO.:   DESCRIPTION OF EXHIBIT

1:   Declaration of Trust of the Registrant

2:   By-Laws of the Registrant

5: Investment Advisory Agreement between the Registrant and Brown Brothers Harriman & Co.

27.  Financial Data Schedule